Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement number 333-138073 on Form S-3 and Registration Statement numbers 333-31751, 333-67265, 333-62618, 333-107462, 333-118041, 333-136406 and 333-144462 on Form S-8 of our report dated March 11, 2008, relating to the consolidated financial statements of NMT Medical, Inc., for the year ended December 31, 2007 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board Interpretation No. 48 Accounting for Uncertainty in Income Taxes an Interpretation of Financial Accounting Standards No . 109) and our report dated March 11, 2008 relating to the effectiveness of NMT Medical Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of NMT Medical, Inc. for the year ended December 31, 2007.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 11, 2008